Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2021, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-250822) and related Prospectus of CuriosityStream Inc. dated March 31, 2021.

/s/ Ernst & Young LLP

Baltimore, Maryland
March 31, 2021